EXHIBIT 21.1


                  LIST OF SUBSIDIARIES OF POORE BROTHERS, INC.


               Company                           State of Incorporation
----------------------------------------    ---------------------------------
Poore Brothers Arizona, Inc.                            Arizona
Poore Brothers Distributing, Inc.                       Arizona
Poore Brothers of Texas, Inc.                            Texas
Poore Brothers Southeast, Inc.                          Arizona
La Cometa Properties, Inc.                              Arizona